As filed with the Securities and Exchange Commission on May 14, 2018
Registration No. 333-215282
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ___________________
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1 ON FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________ Extraction Oil & Gas, Inc. (Exact name of registrant as specified in its charter) ___________________
Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	46-1473923 (I.R.S. Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(720) 557-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________

Russell T. Kelley, Jr.
Chief Financial Officer
370 17th Street, Suite 5300
Denver, Colorado 80202
(720) 557-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________

Copy to:
Julian J. Seiguer Michael W. Rigdon Kirkland & Ellis LLP 609 Main Street, 47th Floor Houston, Texas 77002 (713) 836-3600 ___________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
On January 6, 2017, Extraction Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-215282), which was subsequently amended by Amendment No. 1 filed on January 6, 2017 and Amendment No. 2 filed on January 9, 2017, became effective on January 10, 2017 and was further amended by Post-Effective Amendment No. 1 filed on September 18, 2017. The registration statement, as amended, was filed to register the resale from time to time by the selling stockholders named therein up to 17,456,675 shares of the registrant’s common stock, par value $0.01 per share.
This Post-Effective Amendment No. 2 on Form S-3 is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3. This Post-Effective Amendment No. 2 also contains an updated prospectus so that the information contained or incorporated therein is current as of the date of filing. Upon filing and automatic effectiveness, this registration statement replaces the previous registration statement.

All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 2 were paid by the registrant at the time of the initial filing of the registration statement.

PROSPECTUS
Extraction Oil & Gas, Inc.
16,210,271 Shares
Common Stock
___________________

This prospectus relates to the resale or other disposition of up to 16,210,271 shares of the common stock, par value $0.01, of Extraction Oil & Gas, Inc., a Delaware corporation, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The shares of our common stock covered by this prospectus are to be issued by us to the selling stockholders upon conversion of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), including any shares of Series A Preferred Stock that may be issued pursuant to our option to pay dividends on the Series A Preferred Stock in kind pursuant to the terms of the Certificate of Designations setting forth the terms of the Series A Preferred Stock. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of any shares of common stock by the selling stockholders.
The selling stockholders may offer and sell the common stock from time to time. The selling stockholders may offer the common stock in a number of different ways and at varying prices.
Our common stock is quoted on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “XOG.” On May 11, 2018, the closing price of our common stock on the NASDAQ was $14.70 per share.
Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________

Prospectus dated May 14, 2018

___________________

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

EXTRACTION OIL & GAS, INC.
Unless indicated otherwise or the context otherwise requires, references in this prospectus to “Extraction,” the “Company,” “us,” “we,” “our,” or “ours” or like terms refer to Extraction Oil & Gas, Inc. We are an independent oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Rocky Mountain region, primarily in the Wattenberg Field of the DJ Basin. We have developed an oil, natural gas and NGL asset base of proved reserves, as well as a portfolio of development drilling opportunities on high resource-potential leasehold on contiguous acreage blocks in some of the most productive areas of what we consider to be the core of the DJ Basin. We are focused on growing our proved reserves and production primarily through the development of our large inventory of identified liquids-rich horizontal drilling locations.
Our principal executive offices are located at 370 17th Street, Suite 5300, Denver, Colorado 80202, and our telephone number at that address is (720) 557-8300. Our website is located at www.extractionog.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS
You should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed since our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our securities. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our common stock could decline and you could lose some or all of your investment.

FORWARD-LOOKING STATEMENTS
All statements, other than statements of historical facts, included or incorporated by reference herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as ‘‘may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” ‘‘will,” “continue,” ‘‘potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Review and consider the cautionary statements and disclosures made in this report and our other filings with the Securities and Exchange Commission for further information on risk and uncertainties that could affect our business, financial condition, results of operations and cash flows. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•	federal and state regulations and laws;

•	capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

•	risks and restrictions related to our debt agreements;

•	our ability to use derivative instruments to manage commodity price risk;

•	realized oil, natural gas and NGL prices;

•	a decline in oil, natural gas and NGL production, and the impact of general economic conditions on the demand for oil, natural gas and NGL and the availability of capital;

•	unsuccessful drilling and completion activities and the possibility of resulting write-downs;

•	geographical concentration of our operations;

•	our ability to meet our proposed drilling schedule and to successfully drill wells that produce oil or natural gas in commercially viable quantities;

•	shortages of oilfield equipment, supplies, services and qualified personnel and increased costs for such equipment, supplies, services and personnel;

•	adverse variations from estimates of reserves, production, production prices and expenditure requirements, and our inability to replace our reserves through exploration and development activities;

•
incorrect estimates associated with properties we acquire relating to estimated proved reserves, the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs of such acquired properties;

•	hazardous, risky drilling operations, including those associated with the employment of horizontal drilling techniques, and adverse weather and environmental conditions;

•	limited control over non-operated properties;

•	title defects to our properties and inability to retain our leases;

•	our ability to successfully develop our large inventory of undeveloped operated and non-operated acreage;

•	our ability to retain key members of our senior management and key technical employees;

•	constraints in the DJ Basin of Colorado with respect to gathering, transportation and processing facilities and marketing;

•	risks relating to managing our growth, particularly in connection with the integration of significant acquisitions;

•	impact of environmental, health and safety, and other governmental regulations, and of current or pending legislation;

•	changes in tax laws;

•	effects of competition; and

•	seasonal weather conditions.
Reserve engineering is a process of estimating underground accumulations of oil, natural gas, and NGL that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGL that are ultimately recovered.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus. Except as required by law, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

USE OF PROCEEDS
All of the common stock covered by this prospectus is being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our common stock.

SELLING STOCKHOLDERS
The shares of our common stock covered by this prospectus (the “Shares”) are to be issued by us to the selling stockholders upon conversion of our Series A Preferred Stock, including any shares of Series A Preferred Stock that may be issued pursuant to our option to pay dividends on the Series A Preferred Stock in kind pursuant to the terms of the Certificate of Designations setting forth the terms of the Series A Preferred Stock. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them, but make no representation that any of the Shares will be offered for sale. The following table sets forth the beneficial ownership of our common stock that is currently owned by each of the selling stockholders.
For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions” in our Annual Report (as defined below).
All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of May 11, 2018. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them, except to the extent this power may be shared with a spouse. Because the selling stockholders identified in the table may sell some or all of the Shares owned by them which are included in this prospectus, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the Shares beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling stockholders prior to this offering is based on, for each respective stockholder, the sum of 175,729,571 shares of our common stock outstanding as of the date of this prospectus and the number of shares of common stock into which such stockholder’s Series A Preferred Stock is convertible.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Series A Preferred Stock Beneficially Owned	Number of Shares of Common Stock Issuable Upon Conversion Offered Hereby		Shares of Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner	Number	Percentage	Number	Number	Percentage	Number	Percentage
Selling Stockholders:
Bronco Investments II (EQ), LLC(1)	6,191,950	3.5%	100,000	8,749,064	5.5%	—	—
MTP Energy Master Fund LLC(2)	1,393,188	*	22,500	1,968,540	1.2%	—	—
MTP Energy Opportunities Fund II LLC(2)	1,157,894	*	18,700	1,636,075	1.0%	—	—
MTP EOF II IP LLC(2)	235,294	*	3,800	332,465	*	—	—
Triangle Peak Partners II, LP(3)	152,755	*	2,467	215,840	*	—	—
TPP II Annex Fund, LP(4)	156,842	*	2,533	221,614	*	—	—
MSD Energy Investments Private III, LLC(5)	3,570,383	2.0%	20,000	1,749,813	1.1%	2,331,993	1.3%
Arcadia Extraction Investors LLC(6)	2,426,882	1.4%	10,000	874,907	*	1,807,687	1.0%
YT Extraction Co Investment Partners, LP(7)	20,650,344	11.8%	5,000	437,454	*	20,340,747	11.6%
Gail B. Warden	258,220	*	150	13,124	*	248,933	*
Double D, LLC (8)	225,151	*	100	8,750	*	218,960	*
David McMichael Berwind III	17,441	*	30	2,625	*	15,584	*

*	Less than 1%

(1)
Bronco Investments II (EQ), LLC is a Delaware limited liability company that is owned by certain investment funds affiliated with OZ Management LP (“OZ”) and OZ Management II LP (“OZII”), each a Delaware limited partnership. OZ and OZII are the principal investment managers to a number of investment funds and discretionary accounts (collectively, the “Accounts”). OZII is a wholly-owned subsidiary of OZ and, as such, OZ may be deemed to be the beneficial owner of the securities held in the Accounts managed by OZII. OZ’s sole general partner is Och-Ziff Holding Corporation (“OZHC”), a Delaware corporation, whose sole shareholder is Och-Ziff Capital Management Group LLC (“OZM”), a Delaware limited liability company. OZ is the sole member of Och-Ziff Holding II LLC (“OZHII”), a Delaware limited liability company, which serves as the general partner of OZII. Securities held by Bronco Investments II (EQ), LLC are beneficially held in Accounts managed by OZ and OZII. Each of OZ, OZII, OZHC, OZHII, OZM and Daniel S. Och, in his capacity as the Chief Executive Officer of OZHC and the Chief Executive Officer, Chairman and an Executive Managing Director of OZM, may be deemed to be a beneficial owner of the securities held by Bronco Investments II (EQ), LLC.

(2)
MTP Energy Management LLC exercises voting and investment power over securities held for the accounts of MTP Energy Master Fund Ltd., MTP Energy Opportunities Fund II LLC and MTP EOF II IP LLC. Magnetar Financial LLC is the sole member of MTP Energy Management LLC, and Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial LLC. Supernova Management is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Mr. Alec Litowitz.

(3)
Triangle Peak Partners II General Partner, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by Triangle Peak Partners II, L.P. Each of Michael C. Morgan, David L. Pesikoff and Dain F. DeGroff is a manager of, and may be deemed to beneficially own securities beneficially owned by Triangle Peak Partners II General Partner, LLC.

(4)
Triangle Peak Partners II General Partner, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by TPP II Annex Fund, LP. Each of Michael C. Morgan, David L. Pesikoff and Dain F. DeGroff is a manager of, and may be deemed to beneficially own securities beneficially owned by Triangle Peak Partners II General Partner, LLC.

(5)
MSD Capital, L.P., a Delaware limited partnership (“MSD Capital”) is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Energy Investments Private III, LLC. MSD Capital Management LLC, a Delaware limited liability company (“MSD Capital Management”), is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management.

(6)	Each of Kammy Moalemzadeh and Joshua Nabatian is a manager of, and may be deemed to beneficially own securities beneficially owned by, Arcadia Extraction Investors LLC.

(7)
YT Extraction Company LP is the sole general partner of YT Extraction Co Investment Partners, LP. YT Extraction Associates LLC is the sole general partner of YT Extraction Company LP. As a result, YT Extraction Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Extraction Co Investment Partners, LP. YT Extraction Company LP and YT Extraction Associates LLC disclaim beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP in excess of their pecuniary interest therein. Peter A. Leidel is a manager of YT Extraction Associates LLC. Mr. Leidel disclaims beneficial ownership of the common stock held by YT Extraction Co Investment Partners, LP.

(8)	Each of D. Michael Berwind Jr. and Carol Berwind is a manager of, and may be deemed to beneficially own securities beneficially owned by, Double D, LLC.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of common stock from time to time at the prevailing market price or in privately negotiated transactions.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	any other method permitted pursuant to applicable law and the terms of the Series A Preferred registration rights agreement; and

•	a combination of any such methods of sale.
The selling stockholders may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ or any other exchange or market.
The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the registration rights agreement entered into with the selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.
The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We cannot assure you that the selling stockholders will sell all or any portion of our common stock offered hereby.
Under the registration rights agreement entered into with the selling stockholders, we agreed to, subject to the terms, conditions and limitations of the registration rights agreement, keep the registration statement of which this prospectus constitutes a part continuously effective under the Securities Act until the date when all of the shares covered by such registration statement have been sold or cease to be Registrable Securities thereunder (as such term is defined in the registration rights agreement).

DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of Extraction Oil & Gas, Inc. consists of 900,000,000 shares of common stock, $0.01 par value per share, of which 175,729,571 shares are issued and outstanding, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which 185,280 shares of Series A Preferred Stock are issued and outstanding.
The following summary of the capital stock and certificate of incorporation and bylaws of Extraction Oil & Gas, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by then that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Series A Preferred Stock
In connection with the consummation of our initial public offering in October 2016 (the “IPO”), we issued 185,280 shares of our Series A Preferred Stock to the holders of Extraction Oil & Gas Holdings, LLC’s (“Holdings”) Series B Preferred Units in conversion of such units. The Series A Preferred Stock is entitled to receive a cash dividend of 5.875% per year, payable quarterly in arrears, and we have the ability to pay such quarterly dividends in kind at a dividend rate of 10% per year (decreased proportionately to the extent such quarterly dividends are paid in cash). The Series A Preferred Stock is convertible into shares of our common stock at the election of the holders of the Series A Preferred Stock (the “Series A Preferred Holders”) at a conversion ratio per share of Series A Preferred Stock of 61.9195. Until April 17, 2018, we may elect to convert the Series A Preferred Stock at a conversion ratio per share of Series A Preferred Stock of 61.9195, but only if the closing price of our common stock trades at a 20% premium to our initial offering price for 20 of the 30 trading days immediately prior to such conversion, including the trading day immediately prior to such conversion. During the term beginning April 17, 2018 until October 17, 2019, we may elect to convert the Series A Preferred Stock at a conversion ratio per share of Series A Preferred Stock of 61.9195, but only if the closing price of our common stock trades at a 15% premium to our initial offering price for 20 of the 30 trading days immediately prior to such conversion, including the trading day immediately prior to such conversion.
Upon a change of control (as defined in the Certificate of Designations), subject to the Series A Preferred Holders’ conversion right, the Series A Preferred Stock may be redeemed for cash in amount equal to the greater of (i) 135% of the liquidation preference of the Series A Preferred Stock and (ii) a 17.5% annualized internal rate of return on the liquidation preference of the Series A Preferred Stock; provided however, that if the change of control event occurs after 36 months after the closing of the IPO, the Series A Preferred Stock may be redeemed for cash in an amount equal to the liquidation preference. The Series A Preferred Stock matures on October 15, 2021, at which time they are mandatorily redeemable for cash at the liquidation preference.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NASDAQ, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL.
Certificate of Incorporation and Bylaws
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•
provide that subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•
provide that special meetings of our stockholders may only be called by the board of directors (pursuant to a resolution adopted by a majority of the board), the chief executive officer or the chairman of the board;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•
provide that we renounce any interest in the business opportunities of (i) Yorktown or any of its officers, directors, employees, partners, affiliates and (ii) any portfolio company in which such entities or persons have an equity interest (other than us and our subsidiaries) (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors.
Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim for a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•
any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our bylaws limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our bylaws and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock currently trades on the NASDAQ under the symbol “XOG.”

LEGAL MATTERS
The validity of our common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The information included in this prospectus regarding estimated quantities of proved reserves of Extraction Oil & Gas, Inc., the future net revenues from those reserves and their present value as of December 31, 2017 is based on the proved reserve reports prepared by Ryder Scott Company L.P., our independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 regarding our common stock. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common stock offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.
The SEC maintains a website on the internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.
We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.extractionog.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We furnish or make available to our stockholders annual reports containing our audited financial statements and furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•
our Annual Report on Form 10-K for the year ended December 31, 2017, filed February 27, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed on May 14, 2018 (including the portions of our proxy statement for our 2018 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed May 8, 2018;

•	our Current Reports on Form 8-K filed on January 9, 2018, January 25, 2018, March 2, 2018, May 4, 2018 and May 8, 2018; and

•
the description of our common stock contained in our Form 8-A filed on October 6, 2016, including any amendment to that Form that we may file in the future for the purpose of updating the description of our common stock.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all offerings under this registration statement are completed or terminated. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:
Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, Colorado 80202
Telephone Number: (720) 557-8300
Attention: General Counsel

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$43,947
Accountants’ fees and expenses	150,000
Legal fees and expenses	100,000
Miscellaneous	20,000
Total	$327,894

Item 15.    Indemnification of Directors and Officers.
Our bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our bylaws also contain indemnification rights for our directors and our officers. Specifically, our bylaws provide that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.
We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.    Exhibits
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Description
*2.1
Agreement and Plan of Merger, dated October 17, 2016, by and between Extraction Oil & Gas, Inc. and Extraction Oil & Gas Holdings, LLC, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on October 21, 2016)

*4.1
Amended and Restated Registration Rights Agreement, dated October 17, 2016, by and among Extraction Oil & Gas, Inc. and the other persons named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on October 21, 2016)

*4.2
Registration Rights Agreement, dated October 3, 2016, by and among Extraction Oil & Gas, LLC, Extraction Oil & Gas Holdings, LLC and the other persons named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-27907) filed with the Commission on October 21, 2016)

*4.3
Registration Rights Agreement, dated as of December 15, 2016, by and among Extraction Oil & Gas, Inc. and the purchasers named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on December 16, 2016)

*4.4
Indenture, dated August 1, 2017, by and among Extraction Oil & Gas, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on August 3, 2017)

*4.5
Indenture, dated as of January 25, 2018, by and among Extraction Oil & Gas, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 001-37907) filed with the Commission on January 25, 2018)

5.1	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ryder Scott Company, L.P.
23.3	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 hereto)
*24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-1 (File No. 333-215282) filed with the Commission on December 22, 2016)
*99.1
Ryder Scott Company, L.P. Summary of Reserves at December 31, 2017 for Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-35512) filed with the commission on February 27, 2018)

*	Previously filed.

Item 17. Undertakings
The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 14, 2018.

Extraction Oil & Gas, Inc.
By:	/s/ RUSSELL T. KELLEY, JR.
Russell T. Kelley, Jr.
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2018.

Name	Title
/s/ Mark A. Erickson	Chief Executive Officer and Chairman (Principal Executive Officer)
Mark A. Erickson
*	President and Director
Matthew R. Owens
*	Chief Financial Officer (Principal Financial Officer)
Russell T. Kelley, Jr.
*	Vice President, Chief Accounting Officer (Principal Accounting Officer)
Tom L. Brock
*	Director
John S. Gaensbauer
*	Director
Peter A. Leidel
*	Director
Marvin Chronister
*	Director
Patrick D. O’Brien
*	Director
Wayne W. Murdy
*	Director
Donald L. Evans

*By:	/s/ MARK A. ERICKSON
Mark A. Erickson
Attorney-in-fact